EXHIBIT 10.48

                          COLLATERAL SECURITY AGREEMENT
                                 (STOCK PLEDGE)

           WHEREAS, CAPITOL COMMUNITIES CORPORATION, A NEVADA CORPORATION (hereinafter referred to as the "Pledgor") has borrowed or has agreed to borrow from BOCA FIRST CAPITAL, LLLC, A FLORIDA LIMITED LIABILITY LIMITED PARTNERSHIP (hereinafter referred to as "Pledgee") the principal sum of THREE-MILLION AND NO/100THS DOLLARS ($3,000,000.00); and

           WHEREAS, Pledgor is the owner and holder of all of the issued and outstanding capital stock of CAPITOL DEVELOPMENT OF ARKANSAS, INC., an Arkansas corporation (hereinafter referred to as the "Corporation"); and

           WHEREAS, the Pledgor has agreed to execute and to deliver to the Pledgee a promissory note, hereinafter referred to as the "Note", for the principal amount of THREE-MILLION and no/100ths DOLLARS ($3,000,000.00) to evidence the indebtedness arising in connection with the aforesaid loan made or to be made by Pledgee to Pledgor; and

           WHEREAS, the Pledgor has agreed to pledge to Pledgee all of its capital stock in Corporation as security for the Note;

           NOW, THEREFORE, in consideration of the premises and as an inducement to the Pledgee to lend the principal sum of THREE-MILLION and no/100ths DOLLARS ($3,000,000.00) to Pledgor and in consideration thereof, the Pledgor does hereby assign, transfer, set over and pledge to Pledgee One-thousand
   (1000) shares of the capital stock of Corporation, being 100% percent of the issued and outstanding capital stock of Corporation, and being 100% of the issued and outstanding capital stock of Corporation owned by Pledgor, (which together with all stock dividends or similar distributions thereon, and all shares, obligations or securities into which said securities may change, or which may be issued in lieu thereof, and together with any other securities which hereafter may be pledged hereunder, are herein called the "Pledged Securities"), and the Pledgee and the Pledgor hereby agree as follows:

           1. Purpose of Pledge. This Pledge is made as collateral security for the repayment, according to its terms, of the full amount of the Note including interest thereon.

           2. Possession and Use of Pledged Securities. The Pledged Securities shall, immediately upon the execution of this Pledge, be delivered to Pledgee together with good and sufficient duly executed stock powers. Pledgee shall be entitled to receive, and have delivered to it, all stock dividends and all amounts paid in cash, or other property, as liquidating dividends, or other similar distributions on account of Pledged Securities, provided that Pledgee shall also be entitled to receive capital gains distributions, regular cash or extra dividends, or other distributions even though same do not decrease the percentage of equity ownership in such investments. All distributions received by Pledgee in accordance herewith shall become subject to all of the provisions hereof. Prior to an event of default, as hereafter defined, Pledgor shall be entitled to exercise all voting powers and privileges of a stockholder.


                          Collateral Security Agreement

           3. Event of Default and Remedies. If any one of the following events (herein called "Event of Default") shall occur and be continuing:

               (a) If the Pledgor defaults in the payment of any installment of the Note when the same shall have become due, either by the terms thereof, or otherwise, as herein provided and such default continues beyond any grace period provided in the Note; or

               (b) If the Pledgor becomes in default under the loan agreement governing the loan represented by the Note; or

               (c) If the Corporation or the Pledgor become in default under any mortgage, security agreement or other document or instrument given to provide or create collateral security for the Note;

               then the Pledged Securities, other than cash, which shall at  the time of receipt thereof be applied to payment of the Note, may be sold, transferred and delivered in whole or in part, together with any substitutes therefor, or additions thereto, at any broker's board, or at public or private sale, for cash, upon credit, for present or future delivery, all at the option of Pledgee upon Pledgee's (i) declaring the Note due and payable under the terms hereof, or declaring other liability mentioned or referred to in this Pledge as being outstanding and overdue, and (ii) giving not less than ten (10) days written notice of such sale to Pledgor by personal delivery, or registered or certified mail, return receipt requested, addressed to their last known address. All rights and remedies of Pledgee upon an Event of Default, including any sale, transfer or delivery of the Pledged Securities, shall occur in Palm Beach County, Florida.

           5. Notice of Default. The Pledgee shall deliver to Pledgor promptly upon the occurrence of any Event of Default, a written notice thereof, specifying the nature thereof but failure to promptly deliver such notice shall not constitute a waiver of any rights of Pledgee under this Agreement. A written notice from Pledgee to any nominee that an Event of Default exists shall be sufficient evidence of that fact to such nominee.

           6. Sale of Pledged Securities by Pledgee. Any sale, as provided herein, of Pledged Securities by Pledgee, or its nominee, may be adjourned from time to time, if a public sale, by announcement at the time and place appointed for any such sale, and without further notice, such sale may be made at the time and place to which the same shall be so adjourned, unless otherwise provided by law. At such sale, Pledgee, or its nominee, shall be under no duty to sell all of the Pledged Securities on the date fixed in the notice, but beginning on such date, Pledgee, or its nominee, may sell the same from day to day until all, or a portion thereof, have been sold to pay all amounts secured by this Pledge. At any such sale, Pledgee, or any of its employees or assigns, as the case may be or its nominee, may become the purchaser of the whole, or any part, of the Pledged Securities, free from any trust, claim, right or equity of redemption of the Pledgor, which are expressly waived and released. In case of any sale on credit, or for future delivery, the Pledged Securities sold may be retained by the Pledgee, or its nominee, until the selling price is paid by the purchaser, but neither the Pledgee, nor its nominee, shall incur any liability in case of failure of the purchaser to take up and pay for the Pledged Securities so sold. Upon the sale of any Pledged Securities hereunder, after deducting all costs and expenses of collection, Pledgee, or its nominee, shall apply the residue of

                         Collateral Security Agreement
   the proceeds of the sale, or sales, so made first to the payment of any sums Pledgee may pay, or incur, in enforcing its rights under the Note and/or this Pledge, and second to the payment of any sums the Pledgor may be, or become liable to pay under any of those instruments, and shall pay the excess, if any, to the Pledgor. No purchaser at such sale, or sales, except the Pledgee, or its nominee, shall be responsible for the application of the purchase money.

           7. Waiver. The Pledgor agrees that neither the Pledgee, nor its nominee, shall be held liable for loss or damage resulting from acts or events beyond the reasonable control of the Pledgee, or its nominee, and acts of the Pledgee taken in good faith. In taking, or refraining from taking action required, or permitted, hereunder, such nominee shall follow the direction of Pledgee, if given, and Pledgor agrees that such nominee shall not be liable for any action or omission taken hereunder in good faith pursuant to instructions from Pledgee.

           8. Release of Pledged Securities. The Pledgee shall release the Pledged Securities to the Pledgor when the Note shall have been paid in full; provided, however, that if at such time there shall be due from Pledgor under this Pledge additional charges which theretofore arose as a result of the default under any of the aforesaid instruments then Pledgee shall not release the Pledged Securities to the Pledgor until such additional charges shall have been paid in full; and the Pledgee shall deliver to the Pledgor all of the securities pledged under this Pledge, together with all dividends and interest upon the Pledged Securities then held by them, and together with all property, shares of stock, or other securities into which the Pledged Securities may have been changed or converted and Pledgee shall execute and deliver, or cause to be executed and delivered, to the Pledgor such instruments as may be necessary to cancel this Pledge, and revest the Pledged Securities in the Pledgor free and clear of the lien hereof.

           9. Notices. All communications provided for hereunder shall be addressed to the Pledgor at 25550 Hawthorne Blvd., Suite 207, Torrance, CA 90505 and to the Pledgee at 900 North Federal Highway, Suite 410, Boca Raton, FL 33432 or to such other address with respect to any of the parties as such party shall notify the other in writing.

           10. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida.

           11. Successors and Assigns, etc. All of the covenants and provisions in this Pledge by, or for the benefit of, the Pledgee and the Pledgor shall bind and inure to the benefit of their respective successors, heirs, executors, administrators and assigns.

           12. Additional Security. This Pledge is without prejudice to the right of Pledgee to enforce collection of the Note due and payable, by suit, or in any lawful manner, or resort to any other security for the payment of the said Note, this Pledge being additional, cumulative, and concurrent security for the payment of the said Note. The enumeration of certain rights, privileges and options in this Pledge as vested in Pledgee and its successors and assigns, is not and shall not be construed as a waiver of, nor to impair in any way other rights of Pledgee and its successors or assigns, either at law or in equity, independent of this instrument, concerning this, or any of the liabilities, obligations, indebtedness, or collateral security involved in the said Note.

                         Collateral Security Agreement

           13. Business Loan Agreement. This Pledge is subject to the provisions of section 3 "Default; Forbearance; Termination of Forbearance" of Exhibit "A" to that certain Business Loan Agreement dated the date hereof and entered into by and between Pledgor and Pledgee.

           14. Representation and Warranty of Pledgor. Pledgor represent and warrant that Pledgor own and hold not less than one-hundred percent (100%) of the issued and outstanding capital stock of Corporation, and that such stock is being pledged hereunder.

           IN WITNESS WHEREOF, the Pledgor has executed and delivered this Pledge, this 26th day of April, 2002.

   In the presence of:                        PLEDGOR:
                                              CAPITOL COMMUNITIES CORPORATION

   /s/ Ray Baptista                           By: /s/ Michael G. Todd
   ---------------                                --------------------------
       Ray Baptista                               Michael G. Todd, President




                                              PLEDGEE:
                                              BOCA FIRST CAPITAL, LLLP
                                              By:  Addison Capital Group, LLC,
                                                   general partner

   /s/ E.A. Brandon-Brown                     By: /s/ Howard Bloom
   ----------------------                         --------------------------
       E.A. Brandon-Brown                         Howard Bloom, Manager







     State of Florida
     County of  Palm Beach
                ----------

           The foregoing instrument was acknowledged before me this 26th day of April, 2002, by MICHAEL G. TODD, AS PRESIDENT OF CAPITOL COMMUNITIES CORPORATION, A NEVADA CORPORATION, who is personally known to me, or who has produced _________________ as identification.
                                      /s/ Sharon McDaniel
                                          ------------------
                                      Signature of Person Taking Acknowledgment)
                                      Sharon Mc Daniel
                                      -----------------------------
                                      (Name of Acknowledger Typed, Printed or
                                       Stamped)
                                      (Title or Rank)
                                      (Serial Number, if any)



                         Collateral Security Agreement

     State of Florida
     County of Palm Beach
               -----------

           The foregoing instrument was acknowledged before me this ____ day of April, 2002, by HOWARD BLOOM, AS MANAGER OF ADDISON CAPITAL GROUP, LLC, A NEVADA LIMITED LIABILITY COMPANY, AS GENERAL PARTNER OF BOCA FIRST CAPITAL, LLLP, A FLORIDA LIMITED LIABILITY LIMITED PARTNERSHIP, who is personally known to me, or who has produced _______________ as identification.

                                    /s/Ruth Gregory
                                    (Signature of Person Taking Acknowledgment)
                                    Ruth Gregory
                                    ----------------------------
                                    (Name of Acknowledger Typed, Printed or
                                    Stamped)
                                    (Title or Rank)
                                    (Serial Number, if any)












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